U.S. Securities and Exchange Commission
December ___, 2000


                                                       INITIAL DISCUSSION DRAFT;
                                                               SUBJECT TO REVIEW
                                                      BY SRS&Y OPINION COMMITTEE


                                   EXHIBIT 5.1
                            FORM OF LEGALITY OPINION


                               December ___, 2000




U.S. Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

         We have acted as special Delaware counsel for Win or Lose Acquisition Corporation, a Delaware corporation (the "Company") in connection with certain matters as described herein.

         In rendering this opinion, we have examined and relied upon the following documents:

                  (i) the Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware ("Secretary of State") on November 30, 2000 (the "Certificate of Incorporation");

                  (ii) a Certificate of the Secretary of State, dated December ___, 2000, as to the good standing of the Company;

                  (iii) the By-laws of the Company certified as true and correct by the President of the Company (the "Company Bylaws");

                  (iv) the Unanimous Written Consent and Action of the Board of Directors of the Company dated December 21, 2000;

                  (v) a certificate of a director of the Company as to certain matters (the "Director's Certificate"); and

                  (vi) the Form S-1 Registration Statement of the Company dated December 21, 2000 (the "Registration Statement").

         All the foregoing documents shall be herein referred to as the "Reviewed Documents." We have not reviewed any documents other than the Reviewed Documents for purposes of rendering the opinions expressed herein. We have conducted no independent factual investigation other than our review of the Reviewed Documents. In rendering this opinion, we have relied, as to factual matters, solely upon the Reviewed Documents, and the representations, warranties, statements and information set forth therein, all of which we assume to be true, complete and accurate in all material respects. All terms used herein, other than those defined or the definition of which is otherwise referred to herein, are intended to have the meanings set forth in the Reviewed Documents.

         With respect to the Reviewed Documents, we have assumed and relied upon the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies or forms, the genuineness of all signatures, the legal capacity of natural persons and that the Reviewed Documents, in the forms submitted to us for our review, have not been and will not be altered or amended in any respect material to this opinion.

         This opinion is limited solely to the application of Delaware law, including the General Corporation Law of the State of Delaware, 8 Del.C. Ch. 1 (the "DGCL"), to the matters set forth below which are the laws of the State of Delaware normally applicable to such matters, except that we express no opinion with respect to state securities, blue sky or tax laws. We have not been requested to and do not opine as to the applicability of the laws of any other jurisdiction.

         This opinion is given only with respect to laws and regulations presently in effect. We assume no obligation to advise you of any changes in law or regulation which may hereafter occur, whether the same are retroactively or prospectively applied, or to update or supplement this letter in any fashion to reflect any facts or circumstances which hereafter come to our attention.

         For the purposes of rendering the opinions hereinafter expressed, we have made the following additional assumptions that the Certificate of Incorporation and By-laws constitute the certificate of incorporation and by-laws of the Company as presently in effect.

         Based upon the foregoing, and subject to and in reliance on the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. The duly authorized capital stock of the Company consists of 30,000,000 shares of capital stock with a par value of $0.001 per share, of which 25,000,000 are shares of Common Stock (the "Common Stock") and 5,000,000 are shares of Preferred Stock.

2. When shares of the Common Stock have been duly issued in accordance with the Registration Statement, such shares of Common Stock will constitute fully paid and nonassessable stock of the Company.

         We hereby consent to the filing of the opinion as Exhibit 5.1 to the Company's Registration Statement and the reference to our firm under the caption "Legal Matters" in the Prospectus.

         This opinion is rendered solely for your benefit in connection with matters addressed herein. Except as stated in the immediately preceding sentence, without our prior written consent, this opinion may not be relied upon by you for any other purpose or be furnished or quoted to, or relied upon by, any person or entity for any purpose.

                                          Very truly yours,

                                          STRADLEY RONON STEVENS & YOUNG, LLP



                                          By:
                                              --------------------------------
                                              Ellisa Opstbaum Habbart, a Partner